SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2017

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On May 4, 2017, the Company, its directors, and a former director, were named as defendants in a lawsuit filed in the Court of Chancery in the State of Delaware by Company stockholders, Stilwell Associates, L.P., Stilwell Activist Fund, L.P. and Stilwell Activist Investments, L.P. (collectively, the “Plaintiffs”), concerning the adoption of Article III, Section 13 of the Company’s Amended and Restated Bylaws. The Bylaw concerns qualifications for individuals to serve on the Company’s Board of Directors and qualifications for individuals that wish to nominate a candidate for the Board of Directors. The Plaintiffs sought a declaration that the Bylaw was invalid or, in the alternative, a declaration that the Bylaw did not prevent Plaintiffs from nominating candidates for director. The Plaintiffs also sought an injunction enjoining the application of the Bylaw prohibiting Plaintiffs from nominating director candidates and an order declaring that all but one of the Defendants breached their fiduciary duties in adopting the Bylaw. The Plaintiffs did not seek damages. See Part II, Item 1 of the Company’s Quarterly Report on Form 10-Q filed on August 9, 2017, which is incorporated herein by reference.

On October 3, 2017, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors adopted amendments to Article III, Section 13 of the Bylaws. See the Company’s Current Report on Form 8-K filed on October 4, 2017, which is incorporated herein by reference.

On October 25, 2017, the Court of Chancery granted the parties’ stipulation regarding dismissal of the lawsuit and dismissed the lawsuit without prejudice, subject to possible consideration of a Fee and Expense Application by the Plaintiffs. On October 26, 2017, the Company disclosed the dismissal in a press release. See Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated October 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: October 26, 2017	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer